Distribution Agreement Schedule I and Schedule II– CFVIT

Schedule I

As of May 1, 2018

Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio – Asset Allocation Fund
Columbia Variable Portfolio – Contrarian Core Fund
Columbia Variable Portfolio – Diversified Absolute Return Fund
Columbia Variable Portfolio – Long Government/Credit Bond Fund
Columbia Variable Portfolio – Select Large Cap Growth Fund
Columbia Variable Portfolio – Small Cap Value Fund
Columbia Variable Portfolio – Small Company Growth Fund
Columbia Variable Portfolio – Strategic Income Fund
CTIVPSM – AQR Managed Futures Strategy Fund
CTIVPSM – Lazard International Equity Advantage Fund
Variable Portfolio – Managed Risk Fund
Variable Portfolio – Managed Risk U.S. Fund
Variable Portfolio – Managed Volatility Conservative Fund
Variable Portfolio – Managed Volatility Conservative Growth Fund
Variable Portfolio – Managed Volatility Growth Fund
Variable Portfolio – U.S. Flexible Conservative Growth Fund
Variable Portfolio – U.S. Flexible Growth Fund
Variable Portfolio – U.S. Flexible Moderate Growth Fund

Distribution Agreement Schedule I and Schedule II– CFVIT

SCHEDULE II

COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of Shares, Distributor will be entitled to receive payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund (“12b-1 Plan”).

Approved: December 10, 2010